CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Ricky’s Board Shop, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard Krieger, acting in the capacity as the Chief Executive Officer of the Company, and I, Kandice Krieger, acting in the capacity as the Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard Krieger
     Richard Krieger
     Chief Executive Officer
     August 7, 2009

/s/Kandice Krieger
    Kandice Krieger
    Chief Financial Officer
    August 7, 2009